                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that WAYNE E. HEDIEN, whose signature appears below, constitutes and appoints David M. Butowsky, Ronald Feiman and Stuart Strauss, or any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution among himself and each of the persons appointed herein, for him and in his name, place and stead, in any and all capacities, to sign any amendments to any registration statement of ANY OF THE DEAN WITTER FUNDS SET FORTH ON SCHEDULE A ATTACHED HERETO, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.


Dated: September 1, 1997

                                      /s/ Wayne E. Hedien
                                      ------------------------------
                                          Wayne E. Hedien

                                  SCHEDULE A

 1. Active Assets Money Trust
 2. Active Assets Tax-Free Trust
 3. Active Assets Government Securities Trust
 4. Active Assets California Tax-Free Trust
 5. Dean Witter New York Municipal Money Market Trust
 6. Dean Witter American Value Fund
 7. Dean Witter Tax-Exempt Securities Trust
 8. Dean Witter Tax-Free Daily Income Trust
 9. Dean Witter Capital Growth Securities
10. Dean Witter U.S. Government Money Market Trust
11. Dean Witter Precious Metals and Minerals Trust
12. Dean Witter Developing Growth Securities Trust
13. Dean Witter World Wide Investment Trust
14. Dean Witter Value-Added Market Series
15. Dean Witter Utilities Fund
16. Dean Witter Strategist Fund
17. Dean Witter California Tax-Free Daily Income Trust
18. Dean Witter Convertible Securities Trust
19. Dean Witter Intermediate Income Securities
20. Dean Witter World Wide Income Trust
21. Dean Witter S&P 500 Index Fund
22. Dean Witter U.S. Government Securities Trust
23. Dean Witter Federal Securities Trust
24. Dean Witter Multi-State Municipal Series Trust
25. Dean Witter California Tax-Free Income Fund
26. Dean Witter New York Tax-Free Income Fund
27. Dean Witter Select Municipal Reinvestment Fund
28. Dean Witter Variable Investment Series
29. High Income Advantage Trust
30. High Income Advantage Trust II
31. High Income Advantage Trust III
32. InterCapital Insured Municipal Bond Trust
33. InterCapital Insured Municipal Trust
34. InterCapital Insured Municipal Income Trust
35. InterCapital Quality Municipal Investment Trust
36. InterCapital Quality Municipal Income Trust
37. Dean Witter Government Income Trust
38. Municipal Income Trust
39. Municipal Income Trust II
40. Municipal Income Trust III
41. Municipal Income Opportunities Trust
42. Municipal Income Opportunities Trust II
43. Municipal Income Opportunities Trust III
44. Municipal Premium Income Trust
45. Prime Income Trust

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46. Dean Witter Short-Term U.S. Treasury Trust
47. Dean Witter Diversified Income Trust
48. InterCapital California Insured Municipal Income Trust
49. Dean Witter Health Sciences Trust
50. Dean Witter Global Dividend Growth Securities
51. InterCapital Quality Municipal Securities
52. InterCapital California Quality Municipal Securities
53. InterCapital New York Quality Municipal Securities
54. Dean Witter Retirement Series
55. Dean Witter Limited Term Municipal Trust
56. Dean Witter Short-Term Bond Fund
57. Dean Witter Global Utilities Fund
58. InterCapital Insured Municipal Securities
59. InterCapital Insured California Municipal Securities
60. Dean Witter High Income Securities
61. Dean Witter National Municipal Trust
62. Dean Witter International SmallCap Fund
63. Dean Witter Mid-Cap Growth Fund
64. Dean Witter Select Dimensions Investment Series
65. Dean Witter Global Asset Allocation Fund
66. Dean Witter Balanced Growth Fund
67. Dean Witter Balanced Income Fund
68. Dean Witter Intermediate Term U.S. Treasury Trust
69. Dean Witter Hawaii Municipal Trust
70. Dean Witter Japan Fund
71. Dean Witter Capital Appreciation Fund
72. Dean Witter Information Fund
73. Dean Witter Fund of Funds
74. Dean Witter Special Value Fund
75. Dean Witter Income Builder Fund
76. Dean Witter Financial Services Trust
77. Dean Witter Market Leader Trust
78. Dean Witter Managers' Select Fund
79. Dean Witter Liquid Asset Fund Inc.
80. Dean Witter Natural Resource Development
     Securities Inc.
81. Dean Witter Dividend Growth Securities Inc.
82. Dean Witter European Growth Fund Inc.
83. Dean Witter Pacific Growth Fund Inc.
84. Dean Witter High Yield Securities Inc.
85. Dean Witter Global Short-Term Income Fund Inc.
86. InterCapital Income Securities Inc.